UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: September 2, 2020

(Date of earliest event reported)

ADVANCED CONTAINER TECHNOLOGIES, INC. (formerly Medtainer, Inc. ) (Exact name of Registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-29381 (Commission File Number)	65-0207200 (IRS Employer Identification Number)

1620 Commerce St. Corona, CA (Address of principal executive offices)		92880 (ZIP Code)
(844) 226-5649 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Section 1 - Registrant’s Business and Operations Item

1.01	Entry into a Material Definitive Agreement.

The Registrant has entered into an Exchange Agreement, dated as of August 14, 2020, by and among the Registrant, Advanced Container Technologies, Inc., a California corporation (“ACT”), and all of the shareholders of ACT (the “Shareholders”), which by its terms required the signatures of all of the Shareholders to be effective and was signed by the last of them on September 9, 2020, and thus became effective on that date. The Exchange Agreement was amended on September 9, 2020. The Exchange Agreement, as so amended (the “Exchange Agreement”), provides that, subject to the satisfaction of certain conditions precedent, the Shareholders will exchange, on a pro rata basis, their shares in ACT for 50,000,000 shares of the Registrant’s common stock. Upon the consummation of the Exchange, ACT will become the wholly owned subsidiary of the Registrant. Pursuant to the Exchange Agreement, certain of the Registrant’s current assets and liabilities will be assigned to and assumed by a wholly owned subsidiary of the Registrant.

Among the conditions precedent to be satisfied are (i) the Registrant’s filing of a certificate of amendment to its articles of incorporation, whereby (A) the Registrant’s corporate name will be changed to Advanced Container Technologies, Inc. (the “Name Change”) and (B) the outstanding shares of the Registrant’s common stock will be reverse split on October 8, 2020, such that every 59 outstanding shares of the Registrant’s common stock will be combined into 1 share of new common stock (the “Reverse Split”) and (ii) the processing by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of an Issuer Company-Related Action Notification Form in relation to the Name Change and the Reverse Split. In the event that FINRA does not process the Issuer Company-Related Action Notification Form, the Registrant will again change its corporate name and the Reverse Split will not occur. The Registrant filed the amendment on September 2, 2020.

As a result of the Reverse Split, the number of outstanding shares of the Registrant’s common stock will be reduced to approximately 1,000,000. Upon the consummation of the Exchange Agreement, there will be approximately 51,000,000 shares of the Registrant’s common stock outstanding, of which the present holders of the Registrant’s common stock will hold approximately 2%. The Reverse split will reduce the number of the Registrant’s freely tradable shares to approximately 320,000. Although the market price of the Registrant’s common stock is expected to rise as the immediate result of the Reverse Split, the Registrant is unable to predict the price at which its common stock will trade upon or at any time after the Reverse Split occurs, the effect of the announcement of the Reverse Split and the exchange will have on the market for such shares or the effect of the reduction of the number of freely tradable shares will have on the market for such shares. However, any or all of these effects could be adverse.

Douglas P. Heldoorn, the Chief Executive Officer and a director of the Registrant is the holder of 5,100,000 or approximately 10.1% of the 50,000,000 shares issued by ACT. Upon the consummation of the exchange, Mr. Heldoorn will hold 5,119,033 or approximately 10% of the outstanding shares of the Registrant’s common stock. He will also hold all of the 1,000,000 outstanding shares of the Registrant’s Serves A Convertible Preferred Stock, which, together with his shares of the Registrant’s common stock, will enable him to continue to have voting control of the Registrant.

ACT and GP Solutions, Inc. (“GP”) have entered into a Distributorship Agreement, dated as of August 6, 2020 (the “Distributorship Agreement”), under which GP has granted to ACT the exclusive right to sell and distribute GP’s products within the United States and its territories. GP’s products are modular, stackable and mobile vertical hydroponics grow boxes, equipped with lights, exhaust system, hydroponics growing container and odor control systems, which are called “Grow Pods.” The Distributorship Agreement has an initial term that will expire on December 31, 2025. ACT may renew the Distributorship Agreement indefinitely as long as it purchases the lesser of (i) 100 Grow Pods or (ii) GP’s total output of Grow Pods in the last calendar year of any term. The Distributorship Agreement will become a material contract of the Registrant upon the consummation of the Exchange Agreement. ACT has no business other than that which it conducts under the Distributorship Agreement.

In approving the Exchange Agreement and the Reverse Split, the Registrant’s board of directors concluded that, in light of the facts that (i) the Registrant has generated operating losses since inception and has notes payable that are in default, (ii) one of its officers and directors, who had provided the Registrant with substantial financial support, resigned in June 2020 and (iii) the impact of the Covid-19 on the Registrant’s financial situation and outlook has been substantial and adverse, doubt as to the ability of the Registrant to continue as a going concern and to execute its operating plan has materially increased and it was in the interest of the Registrant and its shareholders to seek new operations that offered better prospects for increased revenue and profit than the Registrant presently has. In the judgment of the board, although the Registrant is subject to certain risks in selling and distributing Grow Pods, the prospects offered to the Registrant and its present shareholders under Exchange Agreement and the Reverse Split are better than those if the Registrant’s business remains as it is.

Among the above risks are the facts that the Registrant has no experience in marketing and selling products such as Grow Pods, may not be able to hire, manage and retain the staff necessary to market and sell them and may not be able to raise the capital necessary to market and sell them. In this regard, the Registrant reiterates the following risk factors, which it has previously announced and which should be re-evaluated in light of the information set forth in the previous paragraph and the possibility that Grow Pods may be used for growing cannabis:

If the Company cannot raise capital, it may have to curtail it operations or could fail.

The Company requires substantial additional capital. In the event that it cannot raise such capital, it may have to curtail its operations or could fail.

The Company’s business, financial condition, results of operations and liquidity could be substantially and adversely affected by the Covid-19 pandemic.

In December 2019, an outbreak of a novel strain of coronavirus known as COVID-19 originated in Wuhan, China, and has spread to other countries, including the United States. On March 11, 2020, the World Health Organization declared the outbreak to be a pandemic. A number of jurisdictions in the United States, including the State of California, have declared a state of emergency. Further, the governor of the State of California, where the Company’s headquarters, all of its employees and the manufacturer of its Medtainer® products are located, has issued an executive order pursuant to that declaration mandating that all individuals living in the state stay at home or at their places of residence, except as needed to maintain the continuity of operations in certain sectors, in none of which the Company operates. As a result, for an unknown but possibly extended period, the following, among others, may be substantially and adversely affected to an extent that the Company cannot presently predict: the Company’s ability to conduct its operations, including its financial reporting systems, internal control over financial reporting and disclosure controls and procedures; its financial condition and results of operations; its capital and financial resources, including its liquidity; its balance sheet and its ability to account timely for those assets; demand for its products and services; the ability of its suppliers to manufacture and deliver the products that it sells; its ability to deliver its products; the valuation of its goodwill, intangible assets and long-lived assets; its ability to display and sell its products at trade shows and similar events; its ability to conduct meetings with existing and prospective customers and suppliers; the ability of the Company and its customers to meet their financial obligations to one another and to others; travel restrictions and border closures; and, if its employees were to contract coronavirus, their ability to work. To the extent that the Company will be able to continue operating, it may incur additional costs in order to do so.

The Company sells products that may be used for cannabis-related purposes.

The Company does not market or sell cannabis, but many of its products can be used for cannabis-related purposes. In light of the fact that the possession and use of cannabis has been legalized, subject to varying restrictions, in many states and that several other states are considering such legalization, the Company believes that its products may be of interest to a large number of users of cannabis. The Company does advertise its products on the Company’s website and elsewhere as suitable for that purpose. The Company believes that marketing these products subjects the Company to certain risks, including:

●	The use of cannabis for medical and recreational use is lawful in many states, but under United States federal law and the laws of the other states, the possession, use, cultivation, storage, processing and/or transfer of cannabis is illegal. Federal and state law enforcement authorities have prosecuted persons engaged in these activities. While the Company does not believe that it engages in these activities, any of these law enforcement authorities might bring an action against the Company including, but not limited to, a claim of aiding and abetting criminal activities. Such an action would have a material and adverse effect on the Company’s business and operations.
●	Under federal law, it is unlawful to sell or offer for sale, to use the mails or any other facility of interstate commerce to transport or to import or export drug paraphernalia. The term “drug paraphernalia” includes any equipment, product or material of any kind which is primarily intended or designed for use in manufacturing, compounding, converting, concealing, producing, processing, preparing, injecting, ingesting, inhaling, or otherwise introducing into the human body a controlled substance. One of the factors that these authorities may consider in determining whether the Company’s products are drug paraphernalia is its national and local advertising concerning its use. The Company has advertised its products as usable for cannabis- related purposes. However, the Company does not believe that its products were designed or are intended for illegal purposes, or that its products are drug paraphernalia, as defined in federal law. The Company is promoting its products primarily to be used for other purposes. During the administration of President Barack H. Obama, enforcement of such federal law was relaxed, and the administration of President Donald J. Trump has indicated that it will not enforce federal cannabis laws against companies that comply with state law. If in the future federal authorities were to take a different view, they might bring a criminal action against the Company. Such an action would have a material and adverse effect on the Company’s business and operations.

The Exchange Agreement and the Distributorship Agreement are incorporated herein by reference and the descriptions thereof are qualified in their entirety by such reference.

Section 5 - Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Registrant has amended its articles of incorporation to provide for the Name Change and Reverse Split, as those terms are defined in Section 1, Item 1.01. The descriptions of the Name Change and Reverse Split are incorporated into this Item 5.03 by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit
Number	Title
3.1	Certificate of Amendment to Registrant’s Articles of Incorporation, filed with the Secretary of State of the State of Florida on September 2, 2020. Filed herewith.
3.2	Certificate of Correction, filed with the Secretary of State of the State of Florida on September 8, 2020. Filed herewith.
10.1	Exchange Agreement, dated August 14, 2020, by and between Registrant, Advanced Container Technologies, Inc. and the Shareholders, as defined therein. Filed herewith.
10.2	Amendment to the Exchange Agreement, dated September 9, 2020. Filed herewith.
10.3	Distributorship Agreement, dated August 6, 2020, by and between Advanced Container Technologies, Inc. and GP Solutions, Inc. Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED CONTAINER TECHNOLOGIES, INC.

  (formerly Medtainer, Inc.)

By: /s/ Douglas Heldoorn

Douglas Heldoorn

Chief Executive Officer

Dated: September 10, 2020